Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2015, relating to the consolidated financial statements, which appears in Revance Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/PricewaterhouseCoopers LLP
San Jose, California
December 14, 2015